UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549

				   FORM 8-K

				CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006


				THE EVEREST FUND, L.P.
		(Exact name of registrant as specified in its charter)

                 		Iowa 			0-17555 	    42-1318186
      (State or other jurisdiction
      of incorporation) 	(Commission file number) (IRS Employer
      							Identification No.)


			1100 North 4th Street
				Suite 143
			Fairfield, Iowa 52556
		(Address of principal executive offices)

Registrant's telephone number, including area code: (641) 472-5500


	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


     Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)


      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01 Other Events.

On September 14, 2006, Refco, Inc. and all of its subsidiaries and affiliates who are the Debtors in the Bankruptcy Court proceeding filed a plan under Chapter 11 (the "Plan") and a Disclosure Document with the Bankruptcy Court. The Plan has the support of the Creditor
Committees, the Debtors, the RCM Trustee and has signatures of a 'supermajority' of creditors at the RCM level.

The Disclosure Statement was the subject of a hearing before the Bankruptcy Court on October 16, 2006, at which time objections were heard. The Plan is slated to be confirmed by the Bankruptcy Court on or before December 15, 2006, and it would then become effective on or before December 31, 2006 (the "Effective Date"). Although Everest is hopeful that distributions will be made on an expedited basis, a timetable for distributions has yet to be released. The processing of claims and the objections to claims, which as of the date hereof have not been completed, could impact the timeliness of distributions.
To the extent that the process continues beyond the Effective Date, it could either delay distributions or cause distributions to be diluted due to the need to reserve amounts equal to any disputed claims. The schedules filed with the Bankruptcy Court indicate recoveries at RCM for creditors like Everest who had margin money for the purposes of foreign exchange trading at RCM will be in the range of 37.5 cents on the dollar. An exact figure is difficult to determine as all the claims have not been processed yet and all the legal fees are not calculated yet.

Based on the estimated recovery amounts contained in the schedules of the Plan and Disclosure Document which the Bankruptcy Court is being asked to approve, the General Partner as of October 31, 2006 has reduced the value of the Class AA and Class II assets to 40% of the amounts at which such assets were valued as of October 17, 2005. As of October 17,2005 the assets were valued at $7,482,331.68, resulting in a write down of $4,489,399.01 and a remaining asset balance of $2,992,932.67. This write down is only an estimate at this time and could be adjusted upward or downward in the future. The write down estimate could be negatively impacted by a number of things such as, but not limited to, the Plan not being confirmed by the Court by December 15, 2006 or the allowed claims exceeding the amounts listed on the schedules currently.

Looking beyond the initial recovery estimates described above, there is the potential for further recoveries through litigation efforts. A Litigation Trust is being established and funded. A Litigation Trust Committee has been formed and a Litigation Trustee is being appointed to pursue claims against a targeted list of parties who may have acted fraudulently or with negligence in the conduct of Refco business. We have not included litigation recoveries, if any, in the write down, because the success of such actions cannot be estimated at this time. No assurances can be made that there will be any further recoveries for Everest from these efforts.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006


      THE EVEREST FUND, L.P.

      By: Everest Asset Management, Inc.,
      General Partner

      By: /s/ Peter Lamoureux


        Peter Lamoureux
        President, Secretary, Treasurer and Director